UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Oaktree Capital Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

(213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2013, Oaktree Capital Group, LLC (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), to issue and sell to the Underwriters (the “Offering”) 7,000,000 Class A units representing limited liability company interests of the Company (the “Class A units”) and, at the option of the Underwriters, up to an additional 1,050,000 Class A units at a price to the public of $53.50 per Class A unit. On May 28, 2013, the Underwriters exercised in full their option to purchase additional Class A units. The issuance and sale of the 8,050,000 Class A units in the Offering will result in $419.4 million in net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use all of the net proceeds from the Offering to acquire interests in its business from certain of its directors, employees and other investors, including certain principals and other members of its senior management. Accordingly, the Company will not retain any proceeds from the sale of Class A units in the Offering.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-188596) and a related prospectus, filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2013, and the related prospectus supplement, filed with the SEC on May 23, 2013.

We have agreed to indemnify the several Underwriters against certain liabilities or to contribute to payments the Underwriters may be required to make because of any of those liabilities. In addition, we have agreed to reimburse the Underwriters for certain expenses in an amount up to $10,000.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and reimbursement of expenses. In particular, affiliates of Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are lenders under our existing credit facility described under “Future Sources and Uses of Liquidity” in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 14, 2013.

The foregoing description is a summary and is qualified in its entirety by reference to the complete text of the Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated May 22, 2013, between the Company and the Underwriters.

Exhibit 5.1	Opinion of Simpson Thacher & Bartlett LLP regarding validity of Class A units registered.

Exhibit 8.1	Opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2013	OAKTREE CAPITAL GROUP, LLC

	By:	/s/ David M. Kirchheimer
		Name:	David M. Kirchheimer
		Title:	Chief Financial Officer, Chief Administrative Officer and Principal